UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 29, 2015

PHL Variable Insurance Company
(Exact name of registrant as specified in its charter)

Connecticut	333-20277	06-1045829
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Cost of Insurance Cases

PHL Variable Insurance Company (“PHL Variable”) previously announced in a Current Report on Form 8-K filed with the Securities Exchange Commission on May 1, 2015 (the “PHL Variable Form 8-K”) that Phoenix Life Insurance Company and PHL Variable (together, the “Companies”), wholly-owned direct and indirect subsidiaries of The Phoenix Companies, Inc. (“Phoenix”), reached an agreement (the “Settlement”) as of April 30, 2015 with  SPRR, LLC, Martin Fleisher, as trustee of the Michael Moss Irrevocable Life Insurance Trust II, and Jonathan Berck, as trustee of the John L. Loeb, Jr. Insurance Trust (the “Plaintiffs”), to resolve two previously disclosed class actions (the “Class Actions”) against the Companies relating to certain cost of insurance (“COI”) rate adjustments made in 2010 and 2011 with respect to certain policies issued by the Companies.

On May 29, 2015, the Companies executed an agreement, dated May 29, 2015, with the Plaintiffs (the “Settlement Agreement”), which memorializes and formalizes the terms of the Settlement, and filed the Settlement Agreement with the United States District Court for the Southern District of New York.  The Settlement Agreement, the terms of which are described under Item 1.01 in the PHL Variable Form 8-K, which description is incorporated herein by reference, remains subject to the approval of such court.

The foregoing is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to the Phoenix Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2015 and is incorporated by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibit:
Exhibit 10.1- Settlement Agreement dated May 29, 2015 (incorporated herein by reference to Exhibit 10.01 to The Phoenix Companies, Inc. Current Report on Form 8-K filed on June 2, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHL VARIABLE INSURANCE COMPANY

Date: June 2, 2015	By:	/s/ Bonnie J. Malley
		Name:	Bonnie J. Malley
		Title:	Executive Vice President and Chief Financial Officer